UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
__________________________________________
Date of Report
(Date of earliest event reported)

October 2, 2018

THE GAP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7562	94-1697231
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Folsom Street San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)
(415) 427-0100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02. Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer
On October 2, 2018, the Board of Directors of The Gap, Inc. (the “Company”) elected
Amy Bohutinsky, Lexi Reese, and John Fisher to serve as directors of the Company, effective November 1, 2018. The Board has determined that Ms. Bohutinsky, Ms. Reese, and Mr. Fisher are each independent under the New York Stock Exchange rules. On October 4, 2018, the Company issued a press release announcing the election of Ms. Bohutinsky, Ms. Reese, and Mr. Fisher. A copy of the press release is attached hereto as Exhibit 99.1.

In connection with their election to the Board of Directors, Ms. Bohutinsky, Ms. Reese, and Mr. Fisher will each receive Company stock units with an initial aggregate value of $160,000 (based on the then-current fair market value of the Company's common stock) upon the effective date of their election.  The terms of these stock units, as well as the terms of their other compensation for service as a director, will be consistent with the stock units and other compensation for the Company's other non-employee directors, as described in the Proxy Statement for the Company's 2018 Annual Meeting of Shareholders.

Item 9.01. Financial Statements and Exhibits

99.1Press Release dated October 4, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GAP, INC.
(Registrant)

Date: October 5, 2018	By:	/s/ Julie Gruber
Julie Gruber
Executive Vice President, Global General
Counsel, Corporate Secretary and Chief
Compliance Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated October 4, 2018.